EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59290 of Frontier Oil Corporation on Form S-8 of our report dated June 26, 2007, appearing in the Annual Report on Form 11-K of Frontier Refining & Marketing Inc. and Subsidiaries Collectively Bargained Employees Retirement Savings Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Denver, Colorado
June 26, 2007